Oclaro Announces Fourth Quarter and Fiscal Year 2016 Financial Results
Revenue Grows for the Fourth Consecutive Quarter; Up 52 Percent from Q4 FY15
SAN JOSE, Calif., – August 2, 2016 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its fourth quarter and fiscal year 2016, which ended July 2, 2016.

“The results we achieved in the fourth quarter represent an all-time Oclaro record for gross margin and operating income. Our excellent performance was driven by the strength of our 100G product line revenues, which grew 36 percent sequentially, including a significant contribution from our CFP2-ACO product line,” said Greg Dougherty, Chief Executive Officer, Oclaro. “I am very pleased with our performance and annual results for the past year, which reflect the progress that we have made. Our annual revenue grew by 20 percent when compared with fiscal year 2015, and we achieved an annual operating profit. Entering fiscal 2017, we are well positioned for ongoing revenue growth as our product mix continues to shift towards 100G for both our client- and line-side businesses. I am proud of what the Oclaro team has accomplished and look forward to another successful year in fiscal 2017.”

Results for the Fourth Quarter of Fiscal 2016

•
Revenues were $125.2 million for the fourth quarter of fiscal 2016, which was a 14 week quarter, and compare with revenues of $101.1 million in the third quarter of fiscal 2016, and revenues of $82.2 million in the fourth quarter of fiscal 2015.

•
GAAP gross margin was 32.1% for the fourth quarter of fiscal 2016, compared with GAAP gross margin of 26.7% in the third quarter of fiscal 2016, and a GAAP gross margin of 19.3% in the fourth quarter of fiscal 2015.

•
Non-GAAP gross margin was 32.4% for the fourth quarter of fiscal 2016, compared with non-GAAP gross margin of 27.2% in the third quarter of fiscal 2016, and a non-GAAP gross margin of 19.9% in the fourth quarter of fiscal 2015.

•
GAAP operating income was $12.8 million for the fourth quarter of fiscal 2016. This compares with GAAP operating income of $2.5 million in the third quarter of fiscal 2016, and a GAAP operating loss of $10.8 million in the fourth quarter of fiscal 2015.

•
Non-GAAP operating income was $14.9 million for the fourth quarter of fiscal 2016, compared with non-GAAP operating income of $4.6 million in the third quarter of fiscal 2016, and a non-GAAP operating loss of $5.4 million in the fourth quarter of fiscal 2015.

•
GAAP net income for the fourth quarter of fiscal 2016 was $11.8 million. This compares with GAAP net income of $0.1 million in the third quarter of fiscal 2016, and a GAAP net loss of $13.9 million in the fourth quarter of fiscal 2015.

•
Non-GAAP net income for the fourth quarter of fiscal 2016 was $15.1 million. This compares with non-GAAP net income of $2.9 million in the third quarter of fiscal 2016, and a non-GAAP net loss of $6.6 million in the fourth quarter of fiscal 2015.

•
Adjusted EBITDA was $19.2 million for the fourth quarter of fiscal 2016, compared with Adjusted EBITDA of $8.5 million in the third quarter of fiscal 2016, and negative Adjusted EBITDA of $1.2 million in the fourth quarter of fiscal 2015.

•	Cash, cash equivalents, and restricted cash were $96.6 million at July 2, 2016.

Results for Fiscal Year 2016

•	Revenues were $407.9 million for fiscal 2016, compared with $341.3 million in fiscal 2015.

•	GAAP gross margin was 28.5% for fiscal 2016, compared with 16.6% in fiscal 2015.

•	Non-GAAP gross margin was 29.0% for fiscal 2016, compared with 17.2% in fiscal 2015.

•	GAAP operating income was $15.8 million for fiscal 2016. This compares with a GAAP operating loss of $45.5 million in fiscal 2015.

•	Non-GAAP operating income was $25.1 million for fiscal 2016. This compares with a non-GAAP operating loss of $38.4 million in fiscal 2015.

•	GAAP net income for fiscal 2016 was $8.6 million. This compares with a GAAP net loss of $56.7 million in fiscal 2015.

•	Adjusted EBITDA was $40.9 million for fiscal 2016, compared with a negative Adjusted EBITDA of $20.9 million in fiscal 2015.

First Quarter Fiscal Year 2017 Outlook
The guidance for the quarter ending October 1, 2016 is:

•	Revenues in the range of $126 million to $134 million.

•	Non-GAAP gross margin in the range of 30% to 33%.

•	Non-GAAP operating income in the range of $12 million to $16 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the fourth quarter and fiscal year 2016 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (913) 981-5572. A replay of the conference call will be available through August 16, 2016. To access the replay, dial (858) 384-5517. The passcode for the replay is 1574259.
A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

Oclaro also announced that on July 28, 2016, Ms. Lori Holland notified Oclaro of her resignation as a member of its Board of Directors, to be effective following the completion of the audit of Oclaro’s financial statements for the year ended July 2, 2016 and the filing of Oclaro’s Annual Report on Form 10-K for the same period.

“Oclaro is deeply appreciative of Lori’s 17 years of service on the Board and thankful for her leadership as the Chair of our Audit Committee.  Collectively, we wish her well in all her future endeavors,” said Marissa Peterson, Board Chair, Oclaro.

About Oclaro
Oclaro, Inc. (Nasdaq: OCLR), is a leader in optical components, modules and subsystems for the core optical, enterprise and data center markets. Leveraging more than three decades of laser technology innovation, photonics integration, and subsystem design, Oclaro's solutions are at the heart of the fast optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, voice over IP and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2016. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s fourth quarter and fiscal year 2016 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial guidance for the fiscal quarter ending October 1, 2016 regarding revenues, non-GAAP gross margin, and non-GAAP operating income, (ii) the growth of Oclaro’s 100G product revenues, and (iii) Oclaro’s future financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (ii) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (iii) our dependence on a limited number of customers for a significant percentage of our revenues, (iv) our manufacturing yields, (v) our ability to effectively manage our inventory, (vi) the risks associated with delays, disruptions or quality control problems in manufacturing, (vii) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (viii) competition and pricing pressure, (ix) our ability to meet or exceed our gross margin expectations, (x) our ability to continue increasing the percentage of sales associated with our new products, (xi) the absence of long-term purchase commitments from the majority of our long-term customers, (xii) the effects of fluctuations in foreign currency exchange rates, (xiii) our dependence on a limited number of suppliers and key contract manufacturers, (xiv) our ability to have our manufacturing lines qualified by our customers, (xv) our ability to attract and retain key personnel, (xvi) our ability to conclude agreements with our customers on favorable terms, (xvii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xviii) our ability to maintain or increase our cash reserves and obtain debt or equity-based financing on acceptable terms or at all, (xix) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources, (xx) our ability to service and repay our outstanding indebtedness pursuant to the terms of the applicable agreements, (xxi) our ability to further reduce costs and operating expenses, (xxii) the risks associated with our international operations, (xxiii) the outcome of tax audits or similar proceedings, (xxiv) the outcome of pending litigation against us, and (xxv) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is GAAP net income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Twelve Months Ended
	July 2, 2016	March 26, 2016	June 27, 2015	July 2, 2016	June 27, 2015
	(Thousands, except per share amounts)
Revenues	$125,185	$101,050	$82,192	$407,914	$341,276
Cost of revenues	85,008	74,114	66,319	291,496	284,528
Gross profit	40,177	26,936	15,873	116,418	56,748
Operating expenses:
Research and development	12,668	11,379	9,053	46,067	46,419
Selling, general and administrative	14,403	13,055	15,148	53,457	56,256
Amortization of other intangible assets	247	247	252	995	1,133
Restructuring, acquisition and related (income) expense, net (1)	46	(59)	2,546	25	(1,516)
(Gain) loss on sale of property and equipment	10	(145)	(316)	32	(83)
Total operating expenses	27,374	24,477	26,683	100,576	102,209
Operating income (loss)	12,803	2,459	(10,810)	15,842	(45,461)
Other income (expense):
Interest income (expense), net	(1,260)	(1,203)	(1,259)	(4,986)	(2,051)
Gain (loss) on foreign currency transactions, net	(1,501)	(865)	(2,351)	(2,362)	(2,144)
Other income (expense), net	291	174	500	935	1,750
Total other income (expense)	(2,470)	(1,894)	(3,110)	(6,413)	(2,445)
Income (loss) before income taxes	10,333	565	(13,920)	9,429	(47,906)
Income tax provision (benefit)	(1,511)	476	(51)	849	328
Income (loss) from continuing operations	11,844	$89	$(13,869)	$8,580	$(48,234)
Income (loss) from discontinued operations, net of tax (2)	—	—	—	—	(8,458)
Net income (loss)	$11,844	$89	$(13,869)	$8,580	$(56,692)
Basic net income (loss) per share:
Income (loss) per share from continuing operations	$0.11	$0.00	$(0.13)	$0.08	$(0.45)
Income (loss) per share from discontinued operations	0.00	0.00	0.00	0.00	(0.08)
Basic net income (loss) per share	$0.11	$0.00	$(0.13)	$0.08	$(0.52)
Diluted net income (loss) per share:
Income (loss) per share from continuing operations (3)	$0.09	$0.00	$(0.13)	$0.08	$(0.45)
Income (loss) per share from discontinued operations	0.00	0.00	0.00	0.00	(0.08)
Diluted net income (loss) per share	$0.09	$0.00	$(0.13)	$0.08	$(0.52)
Shares used in computing net income (loss) per share:
Basic	111,678	110,882	109,122	110,599	108,144
Diluted	147,649	113,699	109,122	113,228	108,144
(1) The twelve month period ending June 27, 2015 contains a gain of approximately $8.3 million relating to the sale of the Company’s industrial and consumer business on October 27, 2014.

(2) The twelve month period ending June 27, 2015 contains a charge of approximately $7.7 million relating to the release of amounts originally held back at the time of sale of our Amplifier and Zurich Businesses, as part of a Settlement Agreement with II-VI, Inc. on December 30, 2014.
(3) The numerator for the fourth quarter of fiscal year 2016 diluted earnings per share calculation includes an add back of approximately $1.2 million of interest costs related to our Convertible Notes. The denominator for the fourth quarter of fiscal year 2016 diluted earnings per share calculation includes 33.3 million shares related to our Convertible Notes.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
CONTINUING OPERATIONS
(Unaudited)

	Three Months Ended			Twelve Months Ended
	July 2, 2016	March 26, 2016	June 27, 2015	July 2, 2016	June 27, 2015
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$40,177	$26,936	$15,873	$116,418	$56,748
Stock-based compensation in cost of revenues	433	523	460	1,884	1,800
Non-GAAP gross profit	$40,610	$27,459	$16,333	$118,302	$58,548
GAAP gross margin rate	32.1%	26.7%	19.3%	28.5%	16.6%
Non-GAAP gross margin rate	32.4%	27.2%	19.9%	29.0%	17.2%
Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):
GAAP operating income (loss)	$12,803	$2,459	$(10,810)	$15,842	$(45,461)
Stock-based compensation	1,761	2,073	1,547	8,201	6,164
Amortization of other intangible assets	247	247	252	995	1,133
Restructuring, acquisition and related costs (4)	46	(59)	2,546	25	(1,516)
Research and development tax credit relating to prior years	—	—	(1,104)	—	(1,104)
Litigation judgment	—	—	2,459	—	2,459
(Gain) loss on sales of property and equipment	10	(145)	(316)	32	(83)
Non-GAAP operating income (loss)	14,867	4,575	(5,426)	25,095	(38,408)
Reconciliation of GAAP net income (loss) from continuing operations to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss) from continuing operations	$11,844	$89	$(13,869)	$8,580	$(48,234)
Stock-based compensation	1,761	2,073	1,547	8,201	6,164
Amortization of other intangible assets	247	247	252	995	1,133
Restructuring, acquisition and related costs (4)	46	(59)	2,546	25	(1,516)
Research and development tax credit relating to prior years	—	—	(1,104)	—	(1,104)
Litigation judgment	—	—	2,459	—	2,459
Other (income) expense items, net	(291)	(174)	(500)	(935)	(1,750)
(Gain) loss on sales of property and equipment	10	(145)	(316)	32	(83)
(Gain) loss on foreign currency translation	1,501	865	2,351	2,362	2,144
Non-GAAP net income (loss)	$15,118	$2,896	$(6,634)	$19,260	$(40,787)
Income tax provision (benefit)	(1,511)	476	(51)	849	328
Interest (income) expense, net	1,260	1,203	1,259	4,986	2,051
Depreciation expense	4,309	3,910	4,238	15,758	17,480
Adjusted EBITDA	$19,176	$8,485	$(1,188)	$40,853	$(20,928)
Non-GAAP net income (loss) per share:
Basic	$0.14	$0.03	$(0.06)	$0.17	$(0.38)
Diluted	$0.11	$0.03	$(0.06)	$0.17	$(0.38)
Shares used in computing Non-GAAP net income (loss) per share:
Basic	111,678	110,882	109,122	110,599	108,144
Diluted	147,649	113,699	109,122	113,228	108,144

	Three Months Ended			Twelve Months Ended
	July 2, 2016	March 26, 2016	June 27, 2015	July 2, 2016	June 27, 2015
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$433	$523	$460	$1,884	$1,800
Research and development	318	455	377	1,688	1,515
Selling, general and administrative	1,010	1,095	710	4,629	2,849
Total	$1,761	$2,073	$1,547	$8,201	$6,164

(4) The twelve month period ending June 27, 2015 contains a gain of approximately $8.3 million relating to the sale of the Company’s industrial and consumer business on October 27, 2014.

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 2, 2016	June 27, 2015
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$95,929	$111,840
Restricted cash	715	3,275
Accounts receivable, net	93,571	74,815
Inventories	76,369	66,342
Prepaid expenses and other current assets	23,591	22,746
Total current assets	290,175	279,018
Property and equipment, net	65,045	41,766
Other intangible assets, net	1,498	2,579
Other non-current assets	2,331	2,521
Total assets	$359,049	$325,884
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,201	$53,133
Accrued expenses and other liabilities	34,818	35,648
Capital lease obligations, current	3,753	3,580
Total current liabilities	109,772	92,361
Deferred gain on sale-leasebacks	6,809	8,978
Convertible notes payable	62,058	61,246
Capital lease obligations, non-current	2,105	1,167
Other non-current liabilities	11,694	9,132
Total liabilities	192,438	172,884
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,122	1,099
Additional paid-in capital	1,471,280	1,464,567
Accumulated other comprehensive income	39,821	41,526
Accumulated deficit	(1,345,612)	(1,354,192)
Total stockholders’ equity	166,611	153,000
Total liabilities and stockholders’ equity	$359,049	$325,884